Exhibit 23.1
McMULLEN ASSOCIATES, LLC
SECURITIES AND CORPORATE LAW
10701 McMULLEN CREEK PARKWAY, SUITE B
CHARLOTTE, NORTH CAROLINA 28226

DONALD M. BROWN, JR.*	TELEPHONE
J. SCOTT HAMPTON	(704) 542-2649

_________________________	FACSIMILE
*ALSO ADMITTED IN	(704) 541-4751
SOUTH CAROLINA

June 28, 2010

Geenius, Inc.
2317 S. Univerity Drive
Davie, Florida 33324
USA
Telephone 321-308-5330

Re:            Registration Statement on Form S-1 (the "Registration Statement")

Gentlemen:

We have acted as counsel to GEENIUS, INC (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale of up to 5,000,000 shares of common stock held by selling security holders (the “Shares”) .

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Certificate of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Based on our examination mentioned above, we are of the opinion that the currently issued and outstanding Shares are legally and validly issued, fully paid and non-assessable.

The authorized capital stock of the Company consists of 1,150,000,000 shares of Common Stock, with a par value of $.001 per share, of which there are 32,560,000 shares outstanding. The Company is authorized to issue 50,000,000 shares of Preferred Stock with a par value of $.001 per share, of which no shares are outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement, are duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

We are attorneys admitted to practice in North Carolina. We are familiar with the applicable provisions of the Nevada General Corporation Law, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Donald Mitchell Brown Esq.
MCMULLEN ASSOCIATES, LLC